EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Michael Hakkert	Sarah Sorensen
Juniper Networks, Inc	Juniper Networks, Inc.
(408) 936-8342	(408) 936-4037
mhakkert@juniper.net	ssorensen@juniper.net

JUNIPER NETWORKS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

•	Revenue: $822.9M, up 31% from Q1’07;

•	Net Income: $110.4 million (GAAP); $149.5 million (non-GAAP)

•	EPS: $0.20 (diluted, GAAP); $0.27 (diluted, non-GAAP), up 44% from Q1’07 on improved operating performance

SUNNYVALE, Calif., April 24, 2008 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported financial results for the three months ended March 31, 2008 that included strong revenue and profit growth and improved operating profit margins.

Net revenues for the first quarter of 2008 rose 31 percent on a year-over-year basis to $822.9 million. The Company posted GAAP net income of $110.4 million or $0.20 per diluted share, and non-GAAP net income of $149.5 million or $0.27 per diluted share. The non-GAAP EPS figure represents an increase of 44% from the $0.19 per diluted share reported for the first quarter of 2007. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“The strength of our first quarter results continue to underscore the value of Juniper’s commitment to high-performance networking,” said Scott Kriens, chairman and chief executive officer, Juniper Networks, Inc. “Across our markets and around the world, we are seeing clear opportunity to extend our lead through an optimal combination of Juniper size, speed, focus and execution, which translates directly into strategic advantage for our customers.”

Juniper’s operating margin rose to 17.3% on a GAAP basis from 9.6% in the same quarter a year-ago. Non-GAAP operating margin rose to 23.5% from 19.6% in the first quarter of 2007. The improvement reflected strength in gross profit margins owing to a favorable mix of infrastructure products, particularly in the Company’s T and M series products, as well as reduced operating expense as a percentage of net revenues due to the Company’s efforts to manage expenses and improve efficiency.

The improved operating margins helped Juniper generate net cash from operations for the first quarter of 2008 of $254.9 million, compared to cash provided by operations of $151.5 million for the same quarter of 2007.

Capital expenditures as well as depreciation and amortization expense during the first quarter of 2008 were $33.4 million and $55.4 million, respectively.

“I’m pleased with this strong start to 2008,” stated Robyn Denholm, chief financial officer, Juniper Networks, Inc. “Our March quarter results reflect our focus on building operating leverage into our business model. Our operational excellence programs (4 P’s) to optimize our business are well underway and we will continue implementing our plans in the coming quarters.”

Q1 Highlights

High-Performance Network Infrastructure

Juniper reaffirmed its commitment to delivering innovative, high-performance network infrastructure solutions to the enterprise market with the introduction and first shipments of the EX-series, a family of Ethernet switches. Leveraging the operational simplicity and carrier-class reliability of JUNOS software, the EX-series alleviates the cost, complexity and risk associated with managing legacy switch infrastructures, and accelerates the deployment of business-enabling applications and services across the network. Juniper also announced the integration of services, including firewall, VPN and chassis clustering into JUNOS software for implementation on the J-series services router to enhance the security and reduce the complexity of small office and branch networks. Following the end of Q1’08, Juniper extended its security offerings with the introduction of a series of next-generation SSL VPN appliances designed to ensure fast, reliable and secure remote access to applications and services for the most complex and demanding secure environments; new Intrusion Detection and Prevention (IDP) appliances that scale up to 10 Gbps, which represents the industry’s highest real-world throughput, performance and density combination; and in the first quarter Juniper also introduced the Security Threat Response Manager (STRM), capable of providing businesses with a centralized scalable and effective way to log and manage a rapidly evolving threat landscape, while sustaining adherence to compliance mandates.

For the service provider market, Juniper introduced an advanced mobile IP/MPLS solution portfolio with the new BX 7000 multi-access gateway router for the cell site, a new M-series circuit emulation and physical interface cards for the aggregation site and a suite of software features designed to simplify deployment, provisioning and management of mobile backhaul networks. This advanced solution will enable mobile operators to preserve their current investments and services, while accelerating the roll-out of new user-centric services. Juniper also introduced the JCS 1200, the industry’s first high-performance control plane scaling platform. The independent scale of control and forwarding plane resources will help carriers to maximize service growth, operational efficiencies and control. When deployed in conjunction with the T1600 router, the JCS 1200 can create hardware-virtualized routers, delivering as much as three times the forwarding capacity of competitive systems, while using 25 percent less rack space. This unique architecture enables service providers to rapidly expand their service offerings and helps to reduce capital and operating expenditures.

Fueling High-Performance Businesses

In the service provider market, Juniper completed its first full quarter of shipping the T1600 multi-terabit core router, and exiting the quarter had booked orders for more than 105 units and shipped more than 77 units to customers for deployment in production networks around the world. T-series customer deployments in the quarter included Tiscali International Network, the wholesale carrier division of the Tiscali Group, and HiNet, a wholly owned subsidiary of Chunghwa Telecom in Taiwan. Global adoption of the MX-series, Juniper’s carrier Ethernet services router family, continued through the quarter with deployment announcements from PeterStar, a leading Russian telecommunications provider, SpectrumNet, a leading Bulgarian telecommunications provider, nLayer, a leading North American provider of Internet connectivity and wholesale bandwidth and Carphone Warehouse, one of the largest independent service providers in the U.K.

In the enterprise market, Juniper continues to build momentum and deliver the networking solutions high-performance businesses need to reduce operational complexity and costs, accelerate the roll-out of business critical applications and services, and differentiate themselves in the market. Secure access to applications continues to be a focus, with customers, including Bankdata, a leading financial services provider in Denmark, which is deploying Juniper SSL VPN solutions to grant secure access to network resources. In the public sector, Juniper participated in the National “Cyber Storm II” exercise sponsored by the U.S. Department of Homeland Security, which aimed to examine the processes, procedures, tools and organizational responses required to successfully defend against a multi-sector coordinated attack on the global cyber infrastructure, or respond to a natural disaster.

Juniper Networks will host a conference call web cast today, April 24, 2008 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: .

To participate via telephone, the dial-in number is 212-231-2939. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until June 13, 2008.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, NetScreen and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. JUNOS is a trademark of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, future product availability, future product performance and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net revenues:
Product	$674,214	$509,773
Service	148,673	117,163
Total net revenues	822,887	626,936
Cost of revenues:
Product	191,791	154,942
Service	73,045	57,167
Total cost of revenues	264,836	212,109
Gross margin	558,051	414,827
Operating expenses:
Research and development	170,646	141,093
Sales and marketing	185,948	150,656
General and administrative	33,634	27,258
Amortization of purchased intangible assets	25,129	22,740
Other charges, net	—	12,584
Total operating expenses	415,357	354,331
Operating income	142,694	60,496
Interest and other income, net	17,590	32,913
Income before income taxes	160,284	93,409
Provision for income taxes	49,929	26,762
Net income	$110,355	$66,647
Net income per share:
Basic	$0.21	$0.12
Diluted	$0.20	$0.11
Shares used in computing net income per share:
Basic	523,672	569,400
Diluted	560,407	604,905

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cost of revenues – Product	$784	$455
Cost of revenues – Service	2,345	3,090
Research and development	10,147	11,049
Sales and marketing	6,705	7,635
General and administrative	2,749	3,713
Total	$22,730	$25,942

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cost of revenues – Product	$23	$—
Cost of revenues – Service	85	—
Research and development	208	—
Sales and marketing	730	—
General and administrative	50	—
Total	$1,096	$—

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Infrastructure — Product	$528,661	$385,249
Infrastructure — Service	93,170	75,512
Total Infrastructure	$621,831	$460,761
Service Layer Technologies — Product	$145,553	$124,524
Service Layer Technologies — Service	55,503	41,651
Total Service Layer Technologies	$201,056	$166,175
Total Infrastructure and Service Layer Technologies	$822,887	$626,936

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2008	2007
GAAP Cost of revenues – Product		$191,791	$154,942
Stock-based compensation expense	C	(784)	(455)
Stock-based compensation related payroll tax	C	(23)	—
Amortization of purchased intangible assets	A	(1,369)	(1,369)
Non-GAAP Cost of revenues – Product		189,615	153,118
GAAP Cost of revenues – Service		73,045	57,167
Stock-based compensation expense	C	(2,345)	(3,090)
Stock-based compensation related payroll tax	C	(85)	—
Non-GAAP Cost of revenues – Service		70,615	54,077
GAAP Gross margin — Product		482,423	354,831
Stock-based compensation expense	C	784	455
Stock-based compensation related payroll tax	C	23	—
Amortization of purchased intangible assets	A	1,369	1,369
Non-GAAP Gross margin — Product		484,599	356,655
GAAP Product gross margin as a % of product revenue		71.6%	69.6%
Stock-based compensation expense as a % of product revenue	C	0.1%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	-	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.3%
Non-GAAP Product gross margin as a % of product revenue		71.9%	70.0%
GAAP Gross margin — Service		75,628	59,996
Stock-based compensation expense	C	2,345	3,090
Stock-based compensation related payroll tax	C	85	—
Non-GAAP Gross margin — Service		78,058	63,086
GAAP Service gross margin as a % of service revenue		50.9%	51.2%
Stock-based compensation expense as a % of service revenue	C	1.6%	2.6%
Stock-based compensation related payroll tax as a % of service revenue	C	-	—
Non-GAAP Service gross margin as a % of service revenue		52.5%	53.8%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2008	2007
GAAP Gross margin		$558,051	$414,827
Stock-based compensation expense	C	3,129	3,545
Stock-based compensation related payroll tax	C	108	—
Amortization of purchased intangible assets	A	1,369	1,369
Non-GAAP Gross margin		562,657	419,741

GAAP Gross margin as a % of revenue		67.8%	66.2%
Stock-based compensation expense as a % of revenue	C	0.4%	0.6%
Stock-based compensation related payroll tax as a % of revenue	C	-	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.2%
Non-GAAP Gross margin as a % of revenue		68.4%	67.0%
GAAP Research and development expense		170,646	141,093
Stock-based compensation expense	C	(10,147)	(11,049)
Stock-based compensation related payroll tax	C	(208)	—
Non-GAAP Research and development expense		160,291	130,044
GAAP Sales and marketing expense		185,948	150,656
Stock-based compensation expense	C	(6,705)	(7,635)
Stock-based compensation related payroll tax	C	(730)	—
Non-GAAP Sales and marketing expense		178,513	143,021
GAAP General and administrative expense		33,634	27,258
Stock-based compensation expense	C	(2,749)	(3,713)
Stock-based compensation related payroll tax	C	(50)	—
Non-GAAP General and administrative expense		30,835	23,545
GAAP Operating expense		415,357	354,331
Stock-based compensation expense	C	(19,601)	(22,397)
Stock-based compensation related payroll tax	C	(988)	—
Amortization of purchased intangible assets	A/B	(25,129)	(22,740)
Other charges — compensation expense related to acquisitions	A	-	(313)
Other charges — restructuring and acquisition charges	A/B	-	38
Other charges — stock option investigation costs	B	-	(4,710)
Other charges — tax related charges	B	-	(7,599)
Non-GAAP Operating expense		$369,639	$296,610

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2008	2007
GAAP Operating income		$142,694	$60,496
Stock-based compensation expense	C	22,730	25,942
Stock-based compensation related payroll tax	C	1,096	—
Amortization of purchased intangible assets	A/B	26,498	24,109
Other charges — compensation expense related to acquisitions	A	-	313
Other charges — restructuring and acquisition charges	A/B	-	(38)
Other charges — stock option investigation costs	B	-	4,710
Other charges — tax related charges	B	-	7,599
Non-GAAP Operating income		193,018	123,131
GAAP Operating margin		17.3%	9.6%
Stock-based compensation expense as a % of revenue	C	2.8%	4.1%
Stock-based compensation related payroll tax as a % of revenue	C	0.1%	—
Amortization of purchased intangible assets as a % of revenue	A/B	3.3%	3.9%
Other charges — compensation expense related to acquisitions as a % of revenue	A	-	—
Other charges — restructuring and acquisition charges as a % of revenue	A/B	-	—
Other charges — stock option investigation costs as a % of revenue	B	-	0.8%
Other charges — tax related charges as a % of revenue	B	-	1.2%
Non-GAAP Operating margin		23.5%	19.6%
GAAP Net interest and other income		17,590	32,913
Gain on investment	B	-	—
Non-GAAP Net interest and other income		17,590	32,913
GAAP Provision for income tax		49,929	26,762
Income tax effect of non-GAAP exclusions	B	11,147	16,930
Non-GAAP Provision for income tax		61,076	43,692
Non-GAAP Income tax rate		29.0%	28.0%
Non-GAAP Income before income taxes**		$210,608	$156,044

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended
		March 31,
		2008	2007
GAAP Net income		$110,355	$66,647
Stock-based compensation expense	C	22,730	25,942
Stock-based compensation related payroll tax	C	1,096	—
Amortization of purchased intangible assets	A/B	26,498	24,109
Other charges — compensation expense related to acquisitions	A	-	313
Other charges — restructuring and acquisition charges	A/B	-	(38)
Other charges — stock option investigation costs	B	-	4,710
Other charges — tax related charges	B	-	7,599
Income tax effect of non-GAAP exclusions	B	(11,147)	(16,930)
Non-GAAP Net income		$149,532	$112,352
Non-GAAP Net income per share:
Basic	D	$0.29	$0.20
Diluted	D	$0.27	$0.19
Shares used in computing non-GAAP net income per share:
Basic	D	523,672	569,400
Diluted	D	560,407	604,905
GAAP Net income as a % of revenue		13.4%	10.6%
Stock-based compensation expense as a % of revenue	C	2.8%	4.1%
Stock-based compensation related payroll tax as % of revenue	C	0.1%	—
Amortization of purchased intangible assets as a % of revenue	A/B	3.3%	3.8%
Other charges — compensation expense related to acquisitions as a % of revenue	A	-	—
Other charges — restructuring and acquisition charges as a % of revenue	A/B	-	—
Other charges — stock option investigation costs as a % of revenue	B	-	0.8%
Other charges — tax related charges as a % of revenue	B	-	1.2%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.4)%	(2.7)%
Non-GAAP Net income as a % of revenue		18.2%	17.8%

• Consists of non-GAAP operating income plus non-GAAP net interest and other income.

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of revenue; service gross margin; service gross margin as a percentage of revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net interest and other income; income before income taxes; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on legal settlement, net of related transaction costs; (v) gain or loss on minority equity investment in privately held companies; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. Moreover, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on minority equity investments in privately held companies is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$2,037,414	$1,716,110
Short-term investments	146,775	240,355
Accounts receivable, net of allowances	369,057	379,759
Deferred tax assets, net	178,712	171,598
Prepaid expenses and other current assets	34,804	47,293
Total current assets	2,766,762	2,555,115
Property and equipment, net	407,591	401,818
Long-term investments	42,894	59,329
Restricted cash	34,995	35,515
Purchased intangible assets, net	51,350	77,844
Goodwill	3,658,602	3,658,602
Other long-term assets	96,992	97,183
Total assets	$7,059,186	$6,885,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$212,392	$219,101
Accrued compensation	129,700	158,710
Accrued warranty	41,312	37,450
Deferred revenue	475,863	425,579
Income taxes payable	67,388	52,324
Convertible debt	399,440	399,496
Other accrued liabilities	75,636	87,183
Total current liabilities	1,401,731	1,379,843
Long-term deferred revenue	90,078	87,690
Other long-term liabilities	85,086	64,013
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	8,222,989	8,154,932
Accumulated other comprehensive income	15,303	12,251
Accumulated deficit	(2,756,006)	(2,813,328)
Total stockholders’ equity	5,482,291	5,353,860
Total liabilities and stockholders’ equity	$7,059,186	$6,885,406

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007*
OPERATING ACTIVITIES:
Net income	$110,355	$66,647
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	55,389	46,260
Stock-based compensation	22,728	25,942
Other non-cash charges	440	472
Excess tax benefit from employee stock option plans	(1,206)	(739)
Changes in operating assets and liabilities:
Accounts receivable, net	10,702	(7,611)
Prepaid expenses and other assets	5,750	5,804
Accounts payable	(5,097)	349
Accrued compensation	(29,010)	(23,253)
Other accrued liabilities	32,179	12,984
Deferred revenue	52,672	24,610
Net cash provided by operating activities	254,902	151,465
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(33,412)	(32,373)
Purchases of available-for-sale investments	(25,020)	(15,934)
Maturities and sales of available-for-sale investments	135,959	349,119
Changes in restricted cash	520	2,593
Payments related to acquisitions	—	(375)
Minority equity investments	(2,000)	—
Net cash provided by investing activities	76,047	303,030
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	41,231	15,412
Retirement of common stock	(53,057)	(29,140)
Net borrowings under distributor financing arrangements	975	—
Excess tax benefit from employee stock option plans	1,206	739
Net cash used in financing activities	(9,645)	(12,989)
Net increase in cash and cash equivalents	321,304	441,506
Cash and cash equivalents at beginning of period	1,716,110	1,596,333
Cash and cash equivalents at end of period	$2,037,414	$2,037,839

*	Prior period amounts have been revised to reflect the audited cash flow amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Juniper Networks, Inc.
Cash, Cash Equivalents and Available-For-Sale Investments
(in thousands)
(unaudited)

	March 31, 2008	December 31, 2007
Cash and cash equivalents	$2,037,414	$1,716,110
Short-term investments	146,775	240,355
Long-term investments	42,894	59,329
Total	$2,227,083	$2,015,794